Exhibit 99.1

RAMACO RESOURCES, INC. CHAIRMAN AND CEO EXERCISES OPTIONS

LEXINGTON, KY., March 2, 2026 /PRNewswire/ – Ramaco Resources, Inc. (NASDAQ: METC, METCB, “Ramaco” or the “Company”) a dual platform critical mineral company that is both a leading operator and developer of high-quality, low-cost metallurgical coal in Central Appalachia and developing producer of coal, rare earth elements and critical minerals (“REE/CM”) in Wyoming announced today that its Chairman and Chief Executive Officer, Randall W. Atkins, has exercised his long-held options in the Company’s stock.

On February 26, 2026, Mr. Atkins exercised options received in connection with the original Ramaco Resources public offering in 2017 to acquire shares of both Ramaco Resources Class A and Class B shares. Specifically, after provision for taxes he acquired 177,187 shares of Class A stock and 54,429 shares of Class B stock. Mr. Atkins stated, “After holding a generous number of options for over 9 years I have now chosen to both exercise these options and convert them into shares of Ramaco stock, which I currently feel are trading at an undervalued level.”

ABOUT RAMACO RESOURCES

Ramaco Resources, Inc. is a dual platform critical mineral company that is both an operator and developer of high-quality, low-cost metallurgical coal in southern West Virginia and southwestern Virginia, and a developing producer of coal, rare earth and critical minerals in Wyoming. The Company’s executive offices are in Lexington, Kentucky, with operational offices in Charleston, West Virginia and Sheridan, Wyoming. The Company currently has four active metallurgical coal mining complexes in Central Appalachia and one coal mine and rare earth development near Sheridan, Wyoming in the initial stages of production.

In 2023, the Company announced that a major deposit of primary magnetic rare earths and critical minerals was discovered at its mine near Sheridan, Wyoming. Contiguous to the Wyoming mine, the Company currently operates a carbon research and pilot facility related to the development and production of advanced carbon products and materials derived from coal. In connection with these activities, it holds a body of more than 70 intellectual property patents, pending applications, exclusive licensing agreements and various trademarks.

News and additional information about Ramaco Resources, including filings with the Securities and Exchange Commission, are available at https://www.ramacoresources.com. For more information, contact investor relations at (859) 244-7455.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this news release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements related to Ramaco's plan for the SCMT stockpile facility, the Brook Mine, as well as expected benefits and advantages from the SCMT and Brook Mine, and the anticipated mineral sources at the Brook Mine. These forward-looking statements represent Ramaco Resources' expectations or beliefs concerning guidance, future events, anticipated revenue, future demand and production levels, macroeconomic trends, the development of ongoing projects, costs and expectations regarding operating results, and it is possible that the results described in this news release will not be achieved.

These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Ramaco Resources' control, which could cause actual results to differ materially from the results discussed in the forward-looking statements.

These factors include, without limitation, unexpected delays in our current mine development activities, the ability to successfully increase production at our existing met coal complexes in accordance with the Company's growth initiatives, failure of our sales commitment counterparties to perform, increased government regulation of coal in the United States or internationally, the impact of tariffs imposed by the United States and foreign governments, the further decline of demand for coal in export markets and underperformance of the railroads, the Company's ability to successfully develop the Brook Mine REE/CM project, including whether the Company's exploration target and estimates for such mine are realized, the timing of the initial production of rare earth concentrates, the development of a pilot and ultimately a full scale commercial processing facility. Mineral resources are not mineral reserves and do not meet the threshold for reserve modifying factors, such as estimated economic viability, that would allow for conversion to mineral reserves. There is no certainty that any part of the estimated mineral resources at Brook Mine will be converted into mineral reserves in the future. Rare earth and critical minerals is a new initiative for us and, as such, has required and will continue to require us to make significant investments to build out our rare earth capabilities.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Ramaco Resources does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Ramaco Resources to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in Ramaco Resources' filings with the Securities and Exchange Commission ("SEC"), including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The risk factors and other factors noted in Ramaco Resources' SEC filings could cause its actual results to differ materially from those contained in any forward-looking statement.

POINT OF CONTACT
INVESTOR RELATIONS: info@ramacometc.com or 859-244-7455

SOURCE Ramaco Resources, Inc.